Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2026, with respect to the consolidated financial statements of MediWound Ltd. and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
March 5, 2026